De Leon & Company, P.A.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
510 NW 159th Lane
Pembroke Pines, Florida 33028                                   [LOGO OMITTED]
(954) 445-6478 fax (954) 438-6481
www.dlcpa.net
_______________________________________________________________________________


November 2, 2004


Securities and Exchange Commission
Washington, DC  20549


Dear Sirs:

We have read and agree with the comments in Item 4 of Form 8-K of BF Acquisition Group IV, Inc. dated November 2, 2004, insofar as the comments relate to our firm.

Sincerely,

De Leon & Company, P.A.

DE LEON & COMPANY, P.A.
Certified Public Accountants






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